Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Magnum Hunter Resources Corporation

We consent to the incorporation by reference into this Registration Statement on Form S-3 of Magnum Hunter Resources Corporation and each of the related prospectuses and prospectus supplements, of our report dated February 18, 2011, relating to the consolidated financial statements and financial statement schedules of Magnum Hunter Resources Corporation and subsidiaries (the “Company”) as of December 31, 2010 and 2009 and for each of the two years then ended, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.  We also consent to the references to our firm contained in this Registration Statement and in any Prospectus or Prospectus Supplements relating to the Registration Statement listed above, including under the caption “Experts”.

/s/ Hein & Associates LLP

Hein & Associates LLP

Dallas, Texas
March 14, 2011